                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

SUBSIDIARY                                     STATE OF INCORPORATION
----------                                     ----------------------
Brainworks Ventures Labs, Inc.                 Georgia
Executive Venture Partners, Inc.               Georgia
Auric Minerals Corporation                     Nevada


                                                                            F-14